UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2007

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On March 6, 2007, Intermec, Inc. will present the materials attached as Exhibit 99.1 to this Current Report at the 28th Annual Institutional Investment Conference hosted by Raymond James in Orlando, Florida.

This Current Report on Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Statements that express the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, are forward-looking statements. Our business is subject to a number of risk factors that could negatively affect our results from business operations or cause actual results to differ materially from those projected or indicated in any forward looking statement. These statements represent beliefs and expectations only as of the date they were made.  We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

A more complete description of what we consider to be forward looking statements and risk factors related to our business is contained in our press releases and in our SEC filings, including our report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006, our reports on Form 10-Q filed May 12, 2006, August 11, 2006, November 13, 2006 and our report on Form 10-K for the year ended December 31, 2006, when filed. Copies of these filings may be obtained by contacting the Company or the SEC.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
Number	Description
99.1	Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: March 6, 2007	By:	/s/	Lanny H. Michael
Lanny H. Michael
Senior Vice President and
Chief Financial Officer